Exhibit 99.2
Q2 2009 Investor Call July 31, 2009 Bill Lucia, President and CEO Walter Hosp, SVP and CFO

2 Safe Harbor Statement Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY's dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY's business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY's filings with the Securities and Exchange Commission, including HMSY's Annual Report on Form 10-K for the year ended December 31, 2008. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this presentation, the words "focus," "believe," "confident," "anticipate," "expected," "strong," "potential," and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

3 Discussion Outline Q2 2009 Financial Performance New Business Healthcare Environment Q&A

Consolidated Statements of Income ($ in 1000's)

Condensed Balance Sheets ($ in 1000's)

Condensed Statements of Cash Flow ($ in 1000's)

7 7 2009 Revised Guidance

8 8 8 New Business State Minnesota TPL Mississippi TPL South Dakota TPL (re-procurement) Managed Care Medicaid Carolina Crescent Health Plan Community Health Choice, Inc. Healthfirst ValueOptions (behavioral health) VA Premier Health Plan Commercial HealthNow

9 9 9 Extensions/Expansions Government Extensions: Alaska, Colorado, Georgia, Iowa, Oklahoma Expansions: Indiana Cost Avoidance, Missouri Credit Balance, Wisconsin Casualty CMS Medicaid Integrity Contractor Task Order 3 Managed Care Expansions Centene: Data mining and clinical review Keystone Mercy: Clinical review for Amerihealth Mercy of Indiana Humana: Pharmacy recovery for Florida MCO

10 10 10 Healthcare Environment Healthcare reform provisions under consideration Expansion of Medicaid eligibility Employer/individual mandate Health Insurance Exchange Public plan option Program integrity Continued focus on cost containment State fiscal situation will remain difficult for years Unemployment remains high